Exhibit 99.1

iPass Continues Program of Significant Change to Drive Success

Appoints Two New, Independent Directors

Provides Additional Detail on Strategic Alternatives Process

Comments on 2015 Annual Meeting of Stockholders

REDWOOD SHORES, CA - April 21, 2015 - iPass® Inc. (NASDAQ: IPAS), the world’s largest commercial Wi-Fi network, today announced that iPass continued its program of significant change to drive success and value creation with the appointment of two new, independent directors.

Appointment of New Directors

iPass announced that Dave Panos and Laurence “Lo” Toney have been appointed to the Board of Directors, effective immediately. With the appointment of these independent directors, the iPass Board expanded from five to seven members, six of whom are independent.

With the appointments of Mr. Panos and Mr.Toney, as well as those of Michael Tedesco in October 2014, and Michael Chang in February 2015, four of the seven Board members have been added in the last eight months. These four new independent directors join Chairman John D. Beletic, Audit Committee Chairman Robert J. Majteles and newly-appointed Chief Executive Officer Gary Griffiths, to make up the iPass Board of Directors. The company’s directors have extensive expertise needed to drive the strategies to build stockholder value, including extensive experience in finance, technology, Internet, software and cloud computing.

“The appointments of Dave and Lo represent a next step in the significant changes that iPass is undertaking to position the company for growth, profitability and enhanced value for stockholders,” said Mr. Beletic. “Dave and Lo bring to the Board extensive entrepreneurial, financial and marketing skills, and fresh perspectives that will guide iPass as we continue on down our path of change. We welcome the new directors to the Board and look forward to working with them to create stockholder value.”

“Our Board and management team are executing tactical and strategic plans to reposition iPass as a Software-as-a-Service company around our global Wi-Fi network with an aggressive new Go-To-Market model designed to leverage the growth of our Open Mobile platform with new pricing and new target customers,” said Mr. Griffiths. “These new directors will be valuable additions with complementary insights to our existing Board, as we drive towards our goal of achieving $100 million in revenue for Open Mobile. With the significant changes we have made - and those still to come - we are focused on executing on our strategies, while materially trimming operating expenses, to meet the needs of our customers and maximize value for all iPass stakeholders.”

Additional Detail on Strategic Alternatives Process and Initiatives to Enhance Value

As previously announced in September 2014, iPass undertook an extensive strategic alternatives process with the goal of maximizing value for the company’s stockholders. As part of this effort, on October 1, 2014, the Board added Mr. Tedesco, a recognized expert in M&A transactions, and appointed him chairman of the Strategy Committee.

Working with Blackstone Advisory Partners L.P., the Strategy Committee undertook an aggressive process, during which iPass was in contact with more than 150 financial and strategic parties. However, having received no proposals to acquire iPass by February 2015, the company determined to terminate the process and move forward with its standalone strategy to reposition iPass as a Software-as-a-Service (SaaS) company. As part of this process, the Board significantly reconstituted itself as described above, and made substantial changes to management by appointing Mr. Griffiths as its new Chief Executive Officer and Patricia Hume as its new Chief Commercial Officer.

iPass is also making changes across its operations to grow and enhance value. As part of these initiatives, the company is identifying and implementing new business models, such as exposing iPass to a broad consumer market by bundling iPass with a partner’s products, including the previously disclosed partnership with HP. In addition, the company is making significant enhancements to the product reflective of a lean, nimble mobile application. Finally, iPass is undertaking a number of cost reduction measures across the organization, including reducing management layers, to operate more efficiently and preserve capital, which is expected to result in substantial improvements in operating expenses and cash flow. The company also intends to continue investing in the business and make further changes to its business models to drive growth.

Comments on 2015 Annual Meeting

The company acknowledges the recent filing of preliminary proxy materials with the Securities and Exchange Commission (“SEC”) by Maguire Asset Management, Francis Capital Management, and Foxhill Opportunity Fund (together the “Maguire Group”), regarding the nomination of five director candidates for election to the iPass Board of Directors at the company’s 2015 Annual Meeting of Stockholders.

iPass notes that with these nominations, the Maguire Group is seeking to take effective control of iPass by replacing the majority of iPass’ experienced and highly qualified directors with their own nominees, without paying a premium to all iPass stockholders. iPass also notes that the Maguire Group has stated its intention to replace what constituted the entire Board at the time of the Maguire Group’s preliminary proxy filing, including Mr. Griffiths, despite Mr. Griffiths having originally been appointed to the Board as part of an agreement with Maguire Group member Foxhill in 2009.

Importantly, the Maguire Group has not presented an alternative proposal to maximize value, which is in stark contrast to iPass’s strategy to undertake significant change and execute on its initiatives to drive growth and reduce costs.

The iPass Board and management team have had ongoing discussions with members of the Maguire Group to reach a constructive resolution, but it is evident that the Maguire Group is intent on a costly proxy contest. The iPass Board will review the Maguire Group’s nominees in due course and will present its recommendation with respect to the election of directors in its definitive proxy statement, which will be filed with the SEC and mailed to all stockholders eligible to vote at the 2015 Annual Meeting of Stockholders.

About Dave Panos

Dave Panos, 52, is Chairman of the Board of Directors at Rightside Group (Nasdaq: NAME), a leading provider of domain name services. Prior to becoming Chairman at Rightside, Dave served in several senior roles with Demand Media including Executive Vice President of Emerging Markets, Chief Strategy Officer and Chief Marketing Officer. Dave is a successful technology business leader, with 25 years of experience growing internet, software and SaaS companies as an entrepreneur and venture capitalist. Dave has deep experience with critical company transitions and the spirit, savvy, and creativity that will be critical in the transformation of iPass.

About Laurence Toney

Laurence “Lo” Toney, 48, is a partner in the Catalyst Fund of Comcast Ventures, the venture capital unit of Comcast Corporation. The Catalyst Fund was started in 2011 as a result of the merger of NBC Universal and Comcast. Prior to joining Comcast Ventures, Lo served as CEO of LearnStreet, which helped aspiring computer scientists learn how to code online, and General Manager of Zynga Poker and Casino. Lo is a seasoned consumer Internet executive and brings experience across many functions, especially in marketing, product marketing, product management, strategic partnership development and corporate strategy. Lo’s hands-on experience with the consumer online experience will play a critical role in influencing the design of iPass products.

About Michael Chang, appointed February 2015

Michael Chang, 41, CEO of YesVideo, was appointed to the board in February. Prior to joining YesVideo, Michael served as CEO of Greystripe, a company he co-founded to meet the growing mobile advertising needs of brands and publishers. Under Michael's leadership, Greystripe grew into the largest brand-focused mobile advertising network and was acquired by ValueClick in 2011 for $70 million.  Michael brings rich experience in the use of social media as part of a company’s go-to-market strategy.

About Michael Tedesco, appointed October 2014

Michael Tedesco, 48, founder of Wellspring Growth Partners, was appointed to the board in October 2014.  He has a long and successful track record in the financial services and M&A industry holding key positions in Salomon Brothers, Jefferies and Company, Citigroup and others.  Michael’s has a deep understanding of varied financial transactions and alternatives and a vast network.  As Chairman of the Strategy Committee, Michael has a leading role in consideration of strategic options for the company.

About iPass Inc.
iPass delivers global, mobile connectivity as a hosted cloud service, connecting our customers with the people and information that matter the most on the all of the devices they choose to carry:  smartphones, tablets and laptops.  iPass is the world’s largest commercial Wi-Fi network with over 18 million hotspots in airports, hotels, airplanes and public areas in more than 120 countries across the globe.  In the rapidly changing technology of Internet connectivity, iPass (NASDAQ: IPAS) is the industry pioneer in insuring businesses have unlimited access to unlimited content.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.

Cautionary Information About Forward-Looking Statements

The statements in this press release denoting future events, such as the expected benefits of repositioning iPass as a Software-as-a-Service company and expected cost reductions, are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including risks that could potentially affect iPass' business, financial condition and results of operations, which are included in iPass' Annual Report on Form 10-K filed with the SEC on March 13, 2015, and available at the SEC's Web site at www.sec.gov and the company's website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Important Information

iPass intends to file with the Securities and Exchange Commission (the “SEC”) and expects to mail to stockholders a proxy statement relating to the iPass 2015 Annual Meeting of Stockholders. Stockholders are urged to read the proxy statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by iPass at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from the iPass website at www. ipass.com. Stockholders may also contact MacKenzie Partners with questions or requests for additional copies of the proxy materials by calling toll free at (800) 322-2885. The iPass directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Information regarding the names and special interests of these directors and executive officers in proxy solicitation will be included in the proxy statement described above.